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                                                                       EXHIBIT 5


                              COHEN & GRIGSBY, P.C.
                                ATTORNEYS AT LAW

                                11 STANWIX STREET
                                   15TH FLOOR
                       PITTSBURGH, PENNSYLVANIA 15222-1319
                                      ____

                            TELEPHONE (412) 297-4900
                               FAX (412) 209-0672

                           URL:http//www.cohenlaw.com



                                  May 21, 2002


Mymetics Corporation
706 Giddings Avenue, Suite 1C
Annapolis, MD  21401-1472

         RE:      MYMETICS CORPORATION REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

         We have acted as counsel to Mymetics Corporation, a Delaware corporation (the "COMPANY"), in connection with the Company's Registration Statement on Form S-1 (the "REGISTRATION STATEMENT") which is being filed with the Securities and Exchange Commission (the "SEC") on May 21, 2002, under the Securities Act of 1933, as amended (the "ACT").

         The Registration Statement relates to the proposed sale from time to time of up to an aggregate of 43,174,083 shares of the Company's common stock (collectively, the "SHARES") by certain selling shareholders. The selling shareholders acquired the Shares in connection with various private placement transactions exempt from the registration requirements of the Act.

         For purposes of this opinion, we have examined the Registration Statement, the Good Standing Certificate dated May 10, 2002 issued by the Secretary of the State of Delaware with respect to the Company, and such other documents as we deemed necessary for the purpose of rendering this opinion. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified or reproduced copies.

         As a further basis for this opinion, we have made such inquiry of the Company as we have deemed necessary or appropriate for the purposes of rendering this opinion and have relied on an Officer's Certificate issued by the Company's Secretary.

         Based on the foregoing, we are of the opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         2. The Shares have been duly authorized for issuance, and are validly issued, fully paid and non-assessable.

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COHEN & GRIGSBY, P.C.
Mymetics Corporation
May 21, 2002
Page 2



         We are attorneys who are admitted to the Bar of the Commonwealth of Pennsylvania, and we express no opinion as to the laws of any other jurisdiction, other than the corporate laws of the Commonwealth of Pennsylvania, the State of Delaware and the United States of America. Our examination of law relevant to the matters covered by this opinion is limited to Federal law, Delaware law, and Pennsylvania law.

         This opinion is given as of the date hereof and is limited to the facts, circumstances and matters set forth herein and to laws currently in effect. No opinion may be inferred or is implied beyond matters expressly set forth herein, and we do not undertake or assume any obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any change in law which may hereafter occur.

         This opinion is furnished for your benefit only and may not be used or relied upon by any other person or entity or in connection with any other transaction without our prior written consent.

         We hereby consent to the references to this Firm under the heading "Legal Matters" in the Registration Statement and in the related Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Sincerely,


                                                  /s/ COHEN & GRIGSBY, P.C.